Exhibit 99.1

LINN ENERGY, LLC

STATEMENTS OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES -
ASSETS ACQUIRED FROM STALLION ENERGY LLC

For the years ended December 31, 2006, 2005 and 2004

INDEPENDENT AUDITORS’ REPORT

To Unitholders
Linn Energy, LLC and Subsidiaries:

We have audited the accompanying Statement of Direct Revenues and Direct Operating Expenses - Assets acquired from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP for the year ended December 31, 2006.  This financial statement is the responsibility of Linn Energy, LLC management.  Our responsibility is to express an opinion on the Statement based on our audit. The accompanying Statements of Direct Revenues and Direct Operating Expenses – Assets acquired from Stallion Energy LLC for the years ended December 31, 2005 and 2004, were audited by other auditors whose report on those statements dated October 3, 2006, expressed an unqualified opinion.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of direct revenues and direct operating expenses is free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1.  The presentation is not intended to be a complete presentation of the properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the Direct Revenues and Direct Operating Expenses - Assets acquired from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP, for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas
April 18, 2007

INDEPENDENT AUDITORS’ REPORT

To Stallion Energy LLC, general partner
Cavallo Energy, LP:

We have audited the accompanying Statements of Direct Revenues and Direct Operating Expenses- Assets acquired from Stallion Energy LLC (formerly known as the Panhandle Properties) for the years ended December 31, 2005 and 2004. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform audits to obtain reasonable assurance about whether the statements are free from material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the direct revenues and direct operating expenses of Assets acquired from Stallion Energy LLC for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Houston, Texas
October 3, 2006

LINN ENERGY, LLC

STATEMENTS OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES –
ASSETS ACQUIRED FROM STALION ENERGY LLC

(in thousands)

	Year Ended December 31,
	2006	2005	2004

Direct oil and gas revenues	$64,198	$61,503	$58,142
Direct operating expenses	18,201	17,197	19,337
Net operating revenue	$45,997	$44,306	$38,805

The accompanying notes are an integral part of these statements.

LINN ENERGY, LLC

NOTES TO STATEMENTS OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES –
ASSETS ACQUIRED FROM STALLION ENERGY LLC

1.         Basis of Presentation:

The accompanying financial statements present the direct revenues and direct operating expenses of the assets (the “Stallion Assets”) acquired from Stallion Energy LLC (“Stallion”), acting as general partner of Cavallo Energy, LP, for the years ended December 31, 2006, 2005 and 2004.  The Stallion Assets were purchased by Linn Energy, LLC (“Linn,” or the “Company”) on February 1, 2007, for a contract price of $415 million.

The Stallion Assets were part of a larger enterprise prior to the acquisition by the Company, and representative amounts of general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not allocated to the property acquired, nor would such allocated historical costs be relevant to future operations of the Stallion Assets.  Accordingly, the historical statements of direct revenues and direct operating expenses reflecting the Company’s interest in the Stallion Assets are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenues in the accompanying statements of revenues are recognized on the sales method, whereby revenues are recognized based on actual volumes and prices of oil and gas sold to purchasers, regardless of whether the sales are proportionate to our revenue ownership interests in the properties.  Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs, production costs, severance and ad valorem taxes and other direct costs of operating the Stallion Assets.  Included in lease operating expenses are costs associated with field operating expenses, workovers and monthly operator overhead.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

2.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between Stallion and Linn, any claims, litigation or disputes pending as of the effective date (January 1, 2007) or any matters arising in connection with ownership of the Stallion Assets prior to the effective date are retained by Stallion.  Notwithstanding this indemnification, Linn is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of direct revenues and direct expenses.

3.         Supplemental Information on Oil and Gas Reserves (Unaudited):

Proved oil and gas reserves consist of those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

The following estimates of proved reserves have been made by independent engineers, based on the net revenue interest purchased by the Company.  The estimated net interest in proved reserves is based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation.  The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history.  There can be no assurance that such estimates will not be materially revised in subsequent periods.

(a)  Reserve Quantity Information

The changes in proved reserves of the Stallion properties are set forth below:

	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Oil (MBbls)

Reserves at January 1, 2004	78,469	16,651	2,905
Production	(3,953)	(940)	(152)
Revisions, extensions and discoveries	—	—	—
Reserves at December 31, 2004	74,516	15,711	2,753
Production	(3,137)	(740)	(128)
Revisions, extensions and discoveries	—	—	—
Reserves at December 31, 2005	71,379	14,971	2,625
Production	(3,236)	(804)	(119)
Revisions, extensions and discoveries	43,355	13,915	1,987
Reserves at December 31, 2006	111,498	28,082	4,493

Proved developed natural gas reserves as of:

December 31, 2006	48,827	MMcf
December 31, 2005	55,249	MMcf
December 31, 2004	58,386	MMcf

Proved developed natural gas liquid reserves as of:

December 31, 2006	12,585	MBbls
December 31, 2005	11,495	MBbls
December 31, 2004	12,235	MBbls

Proved developed oil reserves as of:

December 31, 2006	1,827	MBbls
December 31, 2005	2,026	MBbls
December 31, 2004	2,154	MBbls

(b)  Standardized Measure of Discounted Future Net Cash Flows Relating to Natural Gas and Oil Reserves

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves (Standardized Measure) is a disclosure requirement under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the natural gas and oil reserves of the property.  An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for natural gas and oil, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions.  The estimated future net cash flows are then discounted at a rate of 10%.  There is no future income tax expense, because the Company is in a non-taxable entity.

The standardized measure of discounted estimated future net cash flows related to proved oil and gas reserves as of December 31, 2006, 2005 and 2004 is as follows:

	Year Ended December 31,
	2006	2005	2004
	(in thousands)

Future cash inflows	$2,017,189	$1,514,250	$805,949
Future production costs	(598,556)	(373,763)	(390,959)
Future development costs	(153,531)	(26,625)	(29,110)
Future net cash flows	1,265,102	1,113,862	385,880
10% annual discount per estimated timing of cash flow	(773,556)	(609,557)	(211,171)
Standardized measure of discounted future net cash flow at end of year	$491,546	$504,305	$174,709

The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended December 31, 2006, 2005 and 2004 were as follows:

	Year Ended December 31,
	2006	2005	2004
	(in thousands)

Sales of oil and gas produced, net of production costs	$(44,737)	$(44,306)	$(38,806)
Effect of change in prices	(7,500)	348,531	73,687
Accretion of discount	50,431	17,471	11,557
Development costs incurred	17,659	2,485	6,673
Changes in future development costs	(55,795)	—	—
Extensions and discoveries	93,888	—	—
Revision of estimate, timing and other	(66,705)	5,415	6,027
Change in standardized measure	$(12,759)	$329,596	$59,138

Estimates of economically recoverable natural gas and oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results.  Therefore, actual production, revenues, development and operating expenditures may not occur as estimated.  The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters.  Actual quantities of natural gas and oil may differ materially from the amounts estimated.